Christensen & Duncan CPAs, LC
                       Certified Public Accountants
        (801) 944-4020     Fax (801) 944-4866     slcpas@ioL3.com
        7086 South Highland Dr. #200 / Salt Lake City, Utah  84121
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December 1, 2000



Securities and Exchange Commission
450 5th Street
Washington, D.C. 20549

Dear Sirs/Madam:

    In connection with the audit of Eagle Capital International, Ltd.'s (the "Company") financial statements for the fiscal year ended December 31, 1999 and in the subsequent interim period through June 30, 2000, Christensen & Duncan, CPA's LC had no disagreements, disputes or differences of opinion with the Company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Christensen & Duncan CPA's LC, would have caused Christensen & Duncan CPA's LC to make reference to the matter in its report.

Very truly yours,

/s/ Christensen & Duncan CPA's LC